Execution Copy

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                                     Between

                                FIFTH THIRD FUNDS
                 ON BEHALF OF ITS SERIES AS LISTED ON SCHEDULE B

                                       and

                       STATE STREET BANK AND TRUST COMPANY

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                                TABLE OF CONTENTS

                                                                            PAGE

1.    DEFINITIONS .......................................................   1

2.    APPOINTMENT OF STATE STREET .......................................   2

3.    SECURITIES TO BE LOANED ...........................................   3

4.    BORROWERS .........................................................   3

5.    SECURITIES LOAN AGREEMENTS ........................................   4

6.    LOANS OF AVAILABLE SECURITIES .....................................   5

7.    DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO
         LOANED SECURITIES ..............................................   5

8.    COLLATERAL ........................................................   6

9.    INVESTMENT OF CASH COLLATERAL AND COMPENSATION ....................   7

10.   FEE DISCLOSURE ....................................................   9

11.   RECORDKEEPING AND REPORTS .........................................   9

12.   STANDARD OF CARE ..................................................   9

13.   REPRESENTATIONS AND WARRANTIES ....................................   10

14.   BORROWER DEFAULT INDEMNIFICATION ..................................   11

15.   CONTINUING AGREEMENT AND TERMINATION ..............................   12

16.   NOTICES ...........................................................   13

17.   SECURITIES INVESTORS PROTECTION ACT ...............................   13

18.   AUTHORIZED REPRESENTATIVES ........................................   14

19.   AGENTS ............................................................   14

20.   FORCE MAJEURE .....................................................   14

21.   NON-US BORROWERS ..................................................   14

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22.   MISCELLANEOUS .....................................................   14

23.   COUNTERPARTS ......................................................   15

24.   MODIFICATION ......................................................   15

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                             EXHIBITS AND SCHEDULES

      SCHEDULE A (Schedule of Fees)

      SCHEDULE B (Funds)

      SCHEDULE C (Acceptable Forms of Collateral)

      EXHIBIT 4.1 (State Street Securities Loan Agreement)

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                   SECURITIES LENDING AUTHORIZATION AGREEMENT

      Agreement dated the 8th day of May, 2007 between FIFTH THIRD FUNDS (the "Trust"), a Massachusetts business trust, on behalf of its series as listed on Schedule B (as amended from time to time), severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (each such series, a "Fund" and, collectively, the "Funds"), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (defined below) (collectively, "State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Trust with respect to the lending of certain securities of the Trust held by State Street as custodian.

      This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each Fund, and no Fund shall be responsible or liable for any of the obligations of any other Fund under this Agreement or otherwise, notwithstanding anything to the contrary contained herein. In addition, with respect to transactions entered into by a Fund, neither State Street nor any Borrower (as defined below) shall in any event have recourse to the assets of any other Fund.

      NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

1.    Definitions. For the purposes hereof:

      (a) "Authorized Representative" means any person who is, or State Street reasonably believes to be, authorized to act on behalf of a Fund with respect to any of the transactions contemplated by this Agreement.

      (b) "Available Securities" means the securities of the Funds that are available for Loans pursuant to Section 3.

      (c) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in Section 4.

      (d) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

      (e) "Investment Manager" when used in any provision, means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

      (f)   "Loan" means a loan of Available Securities to a Borrower.

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      (g)   "Loaned Security" shall mean any "security" which is delivered as a
Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

      (h) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis. Upon reasonable request, State Street shall provide to the Fund a list of such pricing information services currently in use by State Street.

      (i) "Replacement Securities" means securities of the same issuer, class and denomination as Loaned Securities.

      (j) "Securities Loan Agreement" means the agreement between a Borrower and State Street (on behalf of the Funds) that governs Loans, as described in
Section 5.

      (k) "State Street Affiliates" means any entity that directly or indirectly through one or more intermediaries, controls State Street or that is controlled by or is under common control with State Street.

2.    Appointment of State Street.

      Each Fund hereby appoints and authorizes State Street as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. Each Fund agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street shall take action as agent of the Fund only on a disclosed basis. State Street is also hereby authorized to request a third party bank to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower pursuant to the terms hereof. In connection therewith, State Street may instruct such third party bank to establish and maintain a Borrower's account and a State Street account wherein all Collateral, including cash, shall be maintained by such bank (as applicable) in accordance with the terms of a form of custodial arrangement which shall also be consistent with the terms hereof.

3.    Securities to be Loaned.

      All of the Fund's securities held by State Street as custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except those

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securities which the Fund or the Investment Manager specifically identifies herein or in notices to State Street as not being Available Securities. In the absence of any such identification herein or other notices identifying specific securities as not being Available Securities, State Street shall have no authority or responsibility for determining whether any of the Fund's securities should be excluded from the securities lending program.

4.    Borrowers.

      The Available Securities may be loaned to any Borrower identified on the schedule of borrowers attached hereto as Schedule D, as such schedule may be modified from time to time by State Street and either the Fund, or the Investment Manager, on behalf of the Fund (including, without limitation, State Street, to the extent so identified on Schedule D). However, if Available Securities are loaned to State Street, in addition to being consistent with the terms hereof, said Loan shall be made in accordance with the terms of the Securities Loan Agreement attached hereto as Exhibit 4.1, as modified from time to time in accordance with the provisions therein and herein (hereinafter, the "State Street Securities Loan Agreement"). The form of the State Street Securities Loan Agreement may be modified by State Street from time to time, without the consent of the Funds, in order to comply with the requirements of law or any regulatory authority having jurisdiction over State Street, the Funds, the securities lending program or in any other manner that is not material and adverse to the interests of the Funds.

      Each Fund acknowledges that it is aware that State Street, acting as "Lender's Agent" hereunder and thereunder, is or may be deemed to be the same legal entity as State Street acting as "Borrower" under the State Street Securities Loan Agreement, notwithstanding the different designations used herein and therein or the dual roles assumed by State Street hereunder and thereunder. Each Fund represents that the power granted herein to State Street, as agent, to lend Available Securities owned by the Fund (including, in legal effect, the power granted to State Street to make Loans to itself) and the other powers granted to State Street, as agent herein, are given expressly for the purpose of averting and waiving any prohibitions upon such lending or other exercise of such powers which might exist in the absence of such powers, and that transactions effected pursuant to and in compliance with this Agreement and the State Street Securities Loan Agreement will not constitute a breach of trust or other fiduciary duty by State Street.

      Each Fund further acknowledges that it has granted State Street the power to effect Loans with State Street and other powers assigned to State Street hereunder and under the Securities Loan Agreements and the State Street Securities Loan Agreement as a result of the Fund's desire to increase the opportunity for it to lend securities held in its account on fair and reasonable terms to qualified Borrowers without such loans being considered a breach of State Street's fiduciary duty. In connection therewith, each party hereby agrees that it shall furnish to the other party, upon request (i) the most recent available audited statement of its financial condition, and (ii) the most recent available unaudited statement of its financial condition, if more recent than the audited statement. As long as any Loan is outstanding

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under this Agreement, each party shall also promptly deliver to the other party all such financial information that is subsequently available, and any other financial information or statements that such other party may reasonably request.

      In the event any such Loan is made to State Street, State Street hereby covenants and agrees for the benefit of the Funds that it has adopted and implemented procedural safeguards to help ensure that all actions taken by it hereunder will be effected by individuals other than, and not under the supervision of, individuals who are acting in a capacity as Borrower thereunder, and that all trades effected hereunder will take place at the same fully negotiated "arms length" prices offered to similarly situated third parties by State Street when it acts as lending agent, notwithstanding the inherent conflict of interest with respect to Loans to be effected by State Street to State Street.

      State Street shall not be responsible for any statements, representations, warranties or covenants made by any Borrower in connection with any Loan or for any Borrower's performance of or failure to perform the terms of any Loan under the applicable Securities Loan Agreement or any related agreement, including the failure to make any required payments, except as otherwise expressly provided herein. For avoidance of doubt, the foregoing sentence shall not serve as any limitation on a Fund's remedies against State Street Bank and Trust Company, or a State Street Affiliate, under the applicable Securities Loan Agreement or applicable law, to the extent it is the Borrower of a Loan of Available Securities of such Fund authorized in accordance herewith.

5.    Securities Loan Agreements.

      Each Fund authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower. Certain terms of individual Loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a Loan is made.

6.    Loans of Available Securities.

      State Street shall be responsible for determining whether any Loans of a Fund's Available Securities shall be made and shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Fund. In the event of a default by a Borrower on any Loan (within the meaning of the applicable Securities Lending Agreement), State Street shall be fully protected in acting in any manner it deems reasonable and appropriate. All Loans will be terminable on demand (which, for clarity, may mean a period not longer than the customary settlement period for the Available Securities in question) and, upon notice to State Street, a Fund has the right to direct State Street to initiate action to terminate any Loan of its Available Securities made under this Agreement.

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      Each Fund acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of a Fund's Available Securities will in fact be loaned to Borrowers. Each Fund agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

      Each Fund also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement and in no event later than the end of the customary settlement period. Upon receiving a notice from the Fund or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such Available Securities is terminated and that such Available Securities are to be returned within the time specified by the applicable Securities Loan Agreement and in no event later than the end of the customary settlement period.

7.    Distributions on and Voting Rights with Respect to Loaned Securities.

      Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Fund's account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan to which such dividend relates (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is actually made; provided that the Fund or Investment Manager may, by giving State Street ten (10) business days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Fund's account on the date it is delivered to State Street.

      Each Fund acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to Available Securities that are on Loan on the applicable record date for such Available Securities.

      Each Fund also acknowledges that any payments of distributions from Borrower to the Fund are in substitution for the interest or dividends accrued or paid in respect of Loaned

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Securities and that the tax and accounting treatment of such payments may differ from the tax and accounting treatment of such interest or dividends.

      If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the affected Fund or its Investment Manager are complied with, but State Street shall not be required to make any payment unless the Fund has first provided State Street with funds to make such payment.

      Each Fund acknowledges and agrees that, with respect to a dividend paid during the Loan term by a company that is a resident of France, the Fund will not be entitled to receive, either from the French company or the Borrower, any additional dividends (sometimes referred to as "complementary coupons") declared and payable by such company that are equivalent to a refund of any prepayment of French tax ("equalization tax" or "precompte") or an additional tax credit adjustment ("credit d'impot").

      Each Fund further acknowledges and agrees that the Fund will be required to accept cash in lieu of fractional shares in all instances in which an issuer does not issue fractional shares.

8.    Collateral.

      (a) Receipt of Collateral. Each Fund hereby authorizes State Street (or a third party bank as described in Section 2 above) to receive and to hold, on the Fund's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of Available Securities made on behalf of the Fund pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and at the risk of the Fund. Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule C. Said Schedule may be amended from time to time by State Street and the Fund.

      (b) Marking to Market. The initial Collateral received shall have (depending on the nature of the Loaned Securities and the Collateral received) a value of 102% or 105% of the Market Value of the Loaned Securities, or such other value, but not less than 102% of the Market Value of the Loaned Securities, as may be applicable in the jurisdiction in which such Loaned Securities are customarily traded.

      Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street's reasonable and customary practices, mark Loaned Securities and Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Securities at the close of business employing the most recently available pricing information and receive and deliver Collateral in order to maintain the value

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of the Collateral at no less than one hundred percent (100%) of the Market Value of the Loaned Securities.

      (c) Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

      (d) Limitations. State Street shall invest cash Collateral in accordance with any directions, including any limitations established by the Funds and set forth on Schedule A. State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. If the value of the cash Collateral so invested is insufficient to return any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, the Fund shall be responsible for such shortfall as set forth in Section 9.

9.    Investment of Cash Collateral and Compensation.

      To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street in any cash collateral investment vehicle designated on Schedule A. State Street does not assume any market or investment risk of loss associated with any investment or change of investment in any such investments, including any cash collateral investment vehicle designated on Schedule A.

      Each Fund acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of the State Street Affiliates provide services are not guaranteed or insured by State Street or any of the State Street Affiliates or by the Federal Deposit Insurance Corporation or any government agency.

      The net income generated by any investment made pursuant to the first paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the Fund, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street, as compensation for its services in connection with this securities lending program, and the Fund and such income shall be credited to the Fund's account, in accordance with the fee split set forth on Schedule A.

      In the event the net income generated by any investment made pursuant to the first paragraph of this Section 9 does not equal or exceed the amount of the rebate fee due the Borrower for the use of cash Collateral, in accordance with the agreement between Borrower and State Street, State Street and the Fund shall, in accordance with the fee split set forth on Schedule A, share the amount of the rebate fee due to the Borrower that is equal to the difference between the net income generated and the amount of the rebate fee due to be paid to the Borrower pursuant to the Securities Loan Agreement. The Fund shall be solely

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responsible for any and all other amounts due to such Borrower pursuant to the
Securities Loan Agreement and State Street may debit the Fund's account accordingly. In the event debits to the Fund's account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right to charge the deficiency to any other account or accounts maintained by the Fund with State Street.

      To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the applicable Fund as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A hereto; and (b) the remainder of such loan premium shall be credited to the Fund's account.

      Each Fund hereby agrees that it shall reimburse State Street for any and all funds advanced by State Street on behalf of the Fund as a consequence of the Fund's obligations hereunder, including the Fund's obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof.

10.   Fee Disclosure.

      The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule A hereto. Said fees may be changed from time to time by State Street upon notice to the Funds. An annual report with respect to such funds is available to the Funds, at no expense, upon request.

11.   Recordkeeping and Reports.

      State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, State Street will provide the Funds with a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

      Each Fund hereby agrees to participate in the Performance Explorer service offered by State Street through Data Explorers Limited and each Fund further agrees that as a condition for its participation in the Performance Explorer service, State Street is authorized by the Fund to provide to Data Explorers Limited information relating to the Fund's Loaned Securities on an anonymous basis for aggregation into the Data Explorers Limited database, provided that the identity of the Fund as owner of the Loaned Securities is in no way

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identifiable and provided further that Data Explorers Limited has agreed to treat any such information provided to it confidentially and to use such information solely for the purposes of providing the service. Accordingly, each Fund will be entitled to participate in the Performance Explorer's light level access, as described in the then current Data Explorers Limited brochure as provided to the Funds herewith and upon request, to information gathered through Data Explorers Limited. State Street does not control Data Explorers Limited, and hence, such access is subject to change by Data Explorers Limited.

12.   Standard of Care and Indemnification.

      (a) State Street shall use reasonable care in the performance of its duties hereunder consistent with that exercised by banks generally in the performance of duties arising from acting as agent for clients in securities lending transactions.

      (b)   Each  Fund  shall  indemnify  State  Street  and hold  State  Street harmless from any loss or liability (including without limitation, the reasonable fees and disbursements of counsel) incurred by State Street in rendering services hereunder or in connection with any breach of the terms of this Agreement by such Fund, except such loss or liability which results from the State Street's failure to exercise the standard of care required by this
Section 12. Nothing in this Section shall derogate from the indemnities provided by State Street in Section 14. Upon prior notice to the affected Fund, State Street may charge any amounts to which it is entitled under this Section 12, and not in good faith disputed by the affected Fund, against the affected Fund's account.

      (c) Notwithstanding any express provision to the contrary herein, neither party shall be liable for any indirect, consequential, incidental, special or exemplary damages, even if it has been apprised of the likelihood of such damages occurring.

      (d) Each Fund acknowledges that in the event that its participation in securities lending generates income for the Fund, State Street may be required to withhold tax or may claim such tax from the Fund as is appropriate in accordance with applicable law.

      (e) State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any generally recognized pricing service and shall not be liable for any errors made by such service.

13.   Representations and Warranties.

      Each party hereto represents and warrants that (a) it has and will have the legal right, power and authority to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery,

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and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

      Each Fund represents and warrants that (a) it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder; (b) it is the legal and beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities; and (c) the financial statements delivered to State Street pursuant to Section 4 fairly present its financial condition and there has been no material adverse change in its financial condition or the financial condition of any parent company since the date of the balance sheet included within such financial statements. Each Loan shall constitute a present representation by the Fund that there has been no material adverse change in its financial condition or the financial condition of any parent company that has not been disclosed in writing to State Street since the date of the most recent financial statements furnished to State Street pursuant to Section 4.

      Each Fund further represents and warrants that it will immediately notify State Street orally and by written notice, of the relevant details of any corporate actions, private consent offers/agreements and/or any other off-market arrangements that may require the recall and/or restriction of a security from lending activity. Such written notice shall be delivered sufficiently in advance so as to: (a) provide State Street with reasonable time to notify Borrowers of any instructions necessary to comply with the terms of the corporate actions, private consent offers/agreements and/or other off-market arrangements, and (b) provide such Borrowers with reasonable time to comply with such instructions.

      The person executing this Agreement on behalf of the Funds represents that he or she has the authority to execute this Agreement on behalf of the Funds.

      Each Fund hereby represents to State Street that: (i) its policies and objectives generally permit it to engage in securities lending transactions;
(ii) its policies permit it to purchase shares of the State Street Navigator Securities Lending Trust with cash Collateral; (iii) its participation in State Street's securities lending program, including the investment of cash Collateral in the State Street Navigator Securities Lending Trust, and the existing series thereof has been approved by a majority of the directors or trustees which directors and trustees are not "interested persons" within the meaning of section 2(a)(19) of the Investment Company Act of 1940, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the State Street Navigator Securities Lending Trust, including any series thereof, is in the Fund's best interest; and (iv) its prospectus provides appropriate disclosure concerning its securities lending activity.

      Each Fund hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the

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Securities; that it qualifies as an "accredited investor" within the meaning of
Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number(s) and corresponding tax year-end are as set forth on Schedule B.

14.   Borrower Default Indemnification.

      (a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement), some or all of the Loaned Securities (including any non-cash distributions in the nature of a stock split or stock dividend added to the Loan pursuant to Section 7 hereof) under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the affected Fund against the failure of the Borrower as follows. State Street shall reasonably promptly purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities (including any non-cash distributions in the nature of a stock split or stock dividend added to the Loan pursuant to Section 7 hereof), to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. If and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense, except to the extent any such insufficiency is the result of losses on the investment of cash Collateral in accordance herewith, which, as agreed in Section 8(d) and the first paragraph of
Section 9, shall be for the account of the Fund. To the extent any amount of indemnification to any Fund hereunder is to be made at State Street's expense, State Street may reduce such amount to be paid at State Street's expense, by any amount owed by such Fund to State Street in reimbursement for amounts paid or advanced by State Street on behalf of such Fund pursuant to the last paragraph of Section 9 hereof.

      (b) If State Street is unable to purchase Replacement Securities pursuant to Paragraph 14(a) hereof, State Street (at its expense, if and to the extent of any Collateral deficiency described in paragraph 14(a) hereof) shall credit to the affected Fund's account an amount (in U.S. dollars) equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market by the Borrower against the unreturned Loaned Securities; or (ii) the day on which the credit is made, if higher.

      (c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the affected Fund's account the value (in U.S. dollars) of all distributions on the Loaned Securities (not otherwise credited to the Fund's accounts with State Street) for record dates which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Fund's account pursuant to Paragraph (b).

      (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street's expense.

      (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Fund's account all other amounts owed by the Borrower to the Fund with respect to such Loan under the applicable Securities Loan Agreement.

      (f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Fund against the Borrower under the applicable Securities Loan Agreement.

15.   Continuing Agreement and Termination.

      It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Funds and State Street may each at any time terminate this Agreement upon five (5) business days' written notice to the other to that effect. Following such termination, (a) no further Loans shall be made hereunder by State Street on behalf of the Funds, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with the Fund's change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments.

16.   Notices.

      Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

      If to the Funds:

            Fifth Third Funds
            38 Fountain Square Plaza
            MD 1090BD
            Cincinnati, OH 45263
            Attn: Richard B. Ille

      If to State Street:

            State Street Bank and Trust Company
            Securities Finance
            State Street Financial Center
            One Lincoln Street
            Boston, MA 0211-2900

or to such other addresses as either party may furnish the other party by written notice under this section.

      Whenever this Agreement permits or requires the Funds to give notice to, or to direct or provide information to State Street, such notice, direction, or information shall be provided to State Street on the Funds' behalf by any individual designated for such purpose by the Funds in a written notice to State Street. This Agreement shall be considered such a designation of the person executing the Agreement on the Funds' behalf. After State Street's receipt of such a notice of designation and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

17.   Securities Investors Protection Act of 1970 Notice.

      EACH FUND IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER'S OR DEALER'S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

18.   Authorized Representatives.

      Each Fund authorizes State Street to accept and to act on any instructions or other communications, regardless of how sent or delivered, from any Authorized Representative. Each Fund shall be fully responsible for all acts of any Authorized Representative, even if that person exceeds his or her authority, and in no event shall State Street be liable to a Fund or any other third party for any losses or damages arising out of or relating to any act State Street takes or fails to take in pursuant to any such instructions or other communications.

19.   Agents.

      State Street may use such agents, including but not limited to, such regulated clearing agents, securities depositaries, nominees, sub-custodians, third party custodians and State Street Affiliates, as State Street deems appropriate to carry out its duties under this Agreement. To the extent the State Street Affiliates act as State Street's agent hereunder, State Street agrees to be responsible for the acts and omissions of such the State Street Affiliates as though performed by State Street directly. The Client agrees that State Street's sole liability for the acts or omissions of any other agent shall be limited to liability arising from State Street's failure to use reasonable care in the selection of such agent.

20.   Force Majeure.

      State Street shall not be responsible for any losses, costs or damages suffered by a Fund resulting directly or indirectly from war, riot, revolution, terrorism, acts of government or other causes beyond the reasonable control of State Street.

21.   Non-US Borrowers.

      In the event a Fund approves lending to Borrowers resident in the United Kingdom ("UK"), the Fund shall provide sufficient documentation, in the form and manner required by the UK Inland Revenue, to establish that the Fund is (1) the beneficial owner of any manufactured dividends received and (2) not a UK recipient for purposes of UK manufactured overseas dividend rules

22.   Miscellaneous.

      This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning Loans of Available Securities by State Street on behalf of the Funds. This Agreement shall not be assigned by either State Street or the Fund without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. Each Fund hereby irrevocably submits to the jurisdiction of any Massachusetts state or Federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. Each Fund hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Fund hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Funds at their address specified in
Section 16 hereof. Each Fund agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

23.   Counterparts.

      The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

24.   Modification.

      This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

25. Massachusetts Business Trust Disclosure. State Street is hereby expressly put on notice of the limitation on liability set forth in the Declaration of Trust of the Funds and agrees that the obligations assumed by any Fund hereunder shall be limited in all cases to the Fund and

                            [Continued on next page]
its assets. In addition, the obligations of a Fund are not personally binding upon, nor shall recourse be had against the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the property of the Fund shall be bound.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Agreement, effective as of the first date set forth above.

                      FIFTH THIRD FUNDS, on behalf of its respective series as listed on Schedule B, severally and not jointly

                      By: /s/ Matthew A. Ebersbach
                          -------------------------------
                      Name: Matthew A. Ebersbach
                      Title Vice President

                      STATE STREET BANK AND TRUST COMPANY

                      By: /s/ Peter A. Economou
                          -------------------------------
                      Name: Peter A. Economou
                      Title Senior Managing Director

                                   Schedule A

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 8th day of May, 2007, between FIFTH THIRD FUNDS, ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY
          AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST
                            COMPANY ("State Street").

                                Schedule of Fees

1. Subject to Paragraph 2 below, all proceeds collected by State Street on investment of cash Collateral or any fee income shall be allocated as follows

- Seventy-five percent (75%) payable to the Fund, and

- Twenty-five percent (25%) payable to State Street.

2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of this Securities Lending Authorization Agreement.

3. The Client instructs State Street to invest cash Collateral in the State Street Navigator Securities Lending Prime Portfolio (the "Prime Portfolio"). The management fees for investing in the Prime Portfolio are as follows:

State Street Navigator Securities Lending Prime Portfolio:

On an annualized basis, the management/trustee/custody/fund administration/transfer agent fee for investing cash Collateral in the State Street Navigator Securities Lending Prime Portfolio is not more than 5.00 basis points netted out of yield. The trustee may pay out of the assets of the Prime Portfolio all reasonable expenses and fees of the Prime Portfolio, including professional fees or disbursements incurred in connection with the operation of the Prime Portfolio.

                                   Schedule B

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 8th day of May, 2007 between FIFTH THIRD
FUNDS, ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND
            NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST
                            COMPANY ("State Street").

           Fund Name               Taxpayer Identification Number     Tax Year-End
-----------------------------------------------------------------------------------
LifeModel Aggressive Fund            01-0692392
-----------------------------------------------------------------------------------
LifeModel Moderately Aggressive      02-0602821
-----------------------------------------------------------------------------------
LifeModel Moderate Fund              03-0445248
-----------------------------------------------------------------------------------
LifeModel Moderately Cons Fund       04-3667912
-----------------------------------------------------------------------------------
LifeModel Conservative Fund          01-0692404
-----------------------------------------------------------------------------------
Strategic Income Fund                34-1459814
-----------------------------------------------------------------------------------
Municipal Bond Fund                  04-3258567
-----------------------------------------------------------------------------------
Bond Fund                            04-3258573
-----------------------------------------------------------------------------------
U.S. Government Bond Fund            25-1686158
-----------------------------------------------------------------------------------
Ohio Municipal Bond Fund             25-1661071
-----------------------------------------------------------------------------------
Short Term Bond Fund                 04-3165401
-----------------------------------------------------------------------------------
Intermediate Bond Fund               04-3165404
-----------------------------------------------------------------------------------
Intermediate Municipal Bond Fund     06-1350168
-----------------------------------------------------------------------------------
Michigan Municipal Bond Fund         04-3123124
-----------------------------------------------------------------------------------
High Yield Bond Fund                 20-3795171
-----------------------------------------------------------------------------------
Multi Cap Value Fund                 34-1621813
-----------------------------------------------------------------------------------
Micro Cap Value Fund                 34-1868835
-----------------------------------------------------------------------------------
Small Cap Growth Fund                04-3165405
-----------------------------------------------------------------------------------
Mid Cap Growth Fund                  25-1685684
-----------------------------------------------------------------------------------
Technology Fund                      31-1705125
-----------------------------------------------------------------------------------
Quality Growth Fund                  25-1688757
-----------------------------------------------------------------------------------
Equity Index Fund                    04-3165402
-----------------------------------------------------------------------------------
Small Cap Value Fund                 57-1149540
-----------------------------------------------------------------------------------
International Equity Fund            25-1738419
-----------------------------------------------------------------------------------
Disciplined Large Cap Value Fund     31-1485364
-----------------------------------------------------------------------------------
Dividend Growth Fund                 31-1581327
-----------------------------------------------------------------------------------
Large Cap Core Fund                  06-1350194
-----------------------------------------------------------------------------------
Prime Money Market Fund              25-1600684
-----------------------------------------------------------------------------------
Institutional Money Market Fund      31-1648009
-----------------------------------------------------------------------------------
Institutional Government MMKT Fd     31-1524848
-----------------------------------------------------------------------------------
Government Money Market Fund         25-1656701
-----------------------------------------------------------------------------------
Michigan Municipal MMKT Fund         04-3096660
-----------------------------------------------------------------------------------
Municipal Money Market Fund          31-1593692
-----------------------------------------------------------------------------------
Balanced Fund                        25-1688758
-----------------------------------------------------------------------------------
Balanced Fund - Fixed Inc            25-1688758
-----------------------------------------------------------------------------------
Balanced Fund - Equity               25-1688758
-----------------------------------------------------------------------------------
Fifth Third Clearing Account         999999997
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

                                   Schedule C

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 8th day of May 2007 between FIFTH THIRD
FUNDS, ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND
        NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY
                                ("State Street").

Acceptable Forms of Collateral

o     Cash (U.S. and foreign currency);

o Securities issued or guaranteed by the United States government or its agencies or instrumentalities;

o Irrevocable bank letters of credit issued by a person other than the Borrower or an affiliate of the Borrower may be accepted as Collateral, if State Street has reasonably determined that it is appropriate to accept such letters of credit as Collateral under the securities lending programs it administers; and

o Such other Collateral as the parties may agree to in writing from time to time.

                                   Schedule D

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 8th day of May 2007 between FIFTH THIRD
FUNDS, ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND
        NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY
                               ("State Street").

                               Approved Borrowers

                                  EXHIBIT 4.1

                     STATE STREET SECURITIES LOAN AGREEMENT

The attached document is proprietary, and contains information which is confidential and proprietary, to State Street Bank and Trust Company ("State Street"). It is being provided for the exclusive purpose of allowing you to assess your participation in a securities lending program operated by State Street and in which State Street is the Borrower. Its use for any other purpose or its distribution to anyone other than your own personnel engaged in this assessment is prohibited without State Street's prior written permission.

                           SECURITIES LOAN AGREEMENT

                                    Between

                      STATE STREET BANK AND TRUST COMPANY,
                               as Lender's Agent

                                       And

                STATE STREET BANK AND TRUST COMPANY, as Borrower

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.    TERMS OF LOAN                                                          1
2.    DELIVERIES AND TREATMENT OF BORROWED SECURITIES                        3
3.    DELIVERIES AND TREATMENT OF COLLATERAL                                 4
4.    MARKS TO MARKET; MAINTENANCE OF COLLATERAL                             5
5.    FEES                                                                   6
6.    REPRESENTATIONS OF THE PARTIES                                         8
7.    COVENANTS                                                              8
8.    TERMINATION OF LOAN WITHOUT DEFAULT                                    9
9.    EVENTS OF DEFAULT                                                      10
10.   LENDER'S REMEDIES ON BORROWER'S DEFAULT                                11
11.   BORROWER'S REMEDIES ON LENDER'S DEFAULT                                12
12.   DEFINITIONS                                                            12
13.   INDEMNIFICATION                                                        14
14.   WAIVERS, GENERAL                                                       14
15.   STANDARD OF CARE                                                       14
16.   CONTINUING AGREEMENT; TERMINATION; REMEDIES                            14
17.   NOTICES                                                                15
18.   TIME                                                                   15
19.   SECURITIES CONTRACTS                                                   15
20.   DECLARATION OF TRUST                                                   16
21.   MISCELLANEOUS                                                          16
22.   MODIFICATION                                                           16

                            SECURITIES LOAN AGREEMENT

      Agreement dated the 15th day of September, 1997 between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, acting through its Global Securities Lending Division, in its capacity as trustee, agent or custodian for certain securities of its clients (in such capacity, "Lender's Agent"), and STATE STREET BANK AND TRUST COMPANY, acting through the Money Market Division of the Financial Markets Group, as Borrower ("Borrower"), setting forth the terms and conditions under which one or more clients of Lender's Agent (hereinafter, each a "Lender") from time to time, may lend to Borrower Securities (as defined herein), against the receipt of collateral as specified herein.

      Capitalized terms not otherwise defined shall have the meanings ascribed to them in Section 12.

      WHEREAS, each Lender has appointed Lender's Agent as its agent to act on its behalf with respect to the lending of Securities to Borrower in accordance with the terms of a securities lending authorization agreement (hereinafter, the Securities Lending Authorization Agreement) between such Lender and Lender's Agent.

      WHEREAS, pursuant to each Securities Lending Authorization Agreement, Lender's Agent has been granted the responsibility and authority to do or cause to be done all acts Lender's Agent shall determine to be desirable, necessary or appropriate to implement or administer a securities lending program on behalf of the Lender party thereto.

      WHEREAS, upon request of Borrower, Lender's Agent may, from time to time, in its discretion and on behalf of one or more Lenders, lend Available Securities to Borrower against the receipt of Collateral (as defined herein) delivered by Borrower.

      NOW, THEREFORE, Lender's Agent and Borrower agree as follows:

1.    Terms of Loan.

      1.1 Upon request of Borrower, Lender's Agent may, from time to time, in its discretion and on behalf of the Lenders, lend Securities to Borrower against the receipt of Collateral delivered by Borrower. Lender's Agent and Borrower shall agree on the terms of each Loan, including the identity and amount of the securities to be loaned, the basis of compensation, and the type and amount of Collateral to be delivered by Borrower (subject to the terms and conditions of this Agreement), which terms may be amended during the period of the Loan only by mutual agreement of the parties hereto.

      1.2 Loans, all applicable terms and conditions thereof, and amendments and activity, if any, with respect thereto, shall be evidenced by Lender's Agent's records pertaining to such Loans maintained by Lender's Agent in the regular course of its business and such records shall represent conclusive evidence thereof except for manifest error or willful misconduct. Lender's Agent will send Borrower monthly statements of outstanding Loans showing Loan activity which Borrower agrees to examine promptly and to advise Lender's Agent of any error or exceptions. Borrower's failure to so advise Lender's Agent within twenty (20) days after delivery of any such statement shall be deemed to be such party's admission of the accuracy and correctness of the contents thereof and such party shall be fully bound thereby.

      1.3 Notwithstanding any other provisions in this Agreement with respect to when a Loan occurs, a Loan hereunder shall not occur until the Borrowed Securities and the Collateral therefor are delivered. If, on any Business Day, Borrower delivers Collateral, as provided in Section 3.1 hereunder, and Lender's Agent does not deliver the Borrowed Securities, Borrower shall have the absolute right to the prompt return of the Collateral; and if, on any Business Day, Lender's Agent delivers Borrowed Securities and Borrower does not deliver Collateral as provided in Section 3.1 hereunder, Lender's Agent shall have the absolute right to the prompt return of the Borrowed Securities.

      1.4 Lender's Agent shall maintain records in accordance with its usual practice showing the allocation among the participating Lenders of the Loans, the compensation therefor, the collateral with respect thereto and other relevant information. Lender's Agent shall implement appropriate procedures and policies to restrict lending of Securities hereunder on behalf of the respective Lenders beyond the maximum credit risk and financial exposure limits which may be set by such Lenders and Borrower.

2.    Deliveries and Treatment of Borrowed Securities.

      2.1 With respect to each Loan, Lender's Agent shall deliver the Borrowed Securities to Borrower (a) by delivering to Borrower certificates representing the Borrowed Securities together with such transfer documents as are customary for such securities, if any, (b) by causing the Borrowed Securities to be credited to Borrower's Account and debited from the Relevant Lender's Account at a clearing organization agreed to by the Parties, and such crediting and debiting shall result in receipt by Borrower and Lender's Agent of a notice of such crediting and debiting, which notice shall constitute a schedule of the Borrowed Securities, or (c) by any other method customary for the delivery of such Securities at the Securities Trading Location and as agreed to by the Parties.

      2.2 Except as provided in Section 2.3, Borrower shall exercise all of the incidents of ownership with respect to the Borrowed Securities, including the right to transfer the Borrowed Securities to others, until the Borrowed Securities are returned to Lender's Agent in accordance herewith.

      2.3 Lender's Agent, on behalf of the Relevant Lender, shall be entitled to receive all distributions (including payments upon maturity and other redemption) made on or in respect of the Borrowed Securities, the payable dates for which are during the term of the Loan and which are not otherwise received by Lender's Agent, to the full extent the Relevant Lender would be so entitled if the Borrowed Securities had not been loaned to Borrower, including, without limitation, (a) all cash dividends, (b) all other distributions of cash or property, (c) stock dividends and bonus issues, (d) securities received as a result of split-ups of the Borrowed Securities and distributions in respect thereof, (e) interest payments, (f) in the case of a rights issue, the Borrowed Securities together with the securities allotted thereon; (g) in the case of redemptions, a sum of money equivalent to the proceeds of redemption; (h) any rights relating to conversion, sub-division, consolidation, preemption, rights arising under a takeover offer or other rights, including those requiring election by the holder for the time being of such securities which become exercisable prior to the redelivery of Borrowed Securities, in which event the Lender may, within a reasonable time before the latest time for the exercise of the right or option give written notice to the Borrower that on redelivery of securities it wishes to receive redelivered Borrowed Securities in such form as if the right is exercised or, in the case of a right which may be exercised in more than one manner, is specified in such written notice; (i) in the case of a capitalized issue, the Borrowed Securities together with the securities allotted by way of a bonus thereon; (j) in the case of any event similar to any of the foregoing, the Borrowed Securities together with or replaced by a sum of money or securities equivalent to that received in respect of such Borrowed Securities resulting from such event; and (k) all rights to purchase additional securities.

Cash dividends and other distributions shall be paid gross of any foreign withholding taxes. Any cash distributions made on or in respect of the Borrowed Securities which Lender's Agent is entitled to receive pursuant to this Section shall be paid to Lender's Agent for the Account of the Relevant Lender by Borrower on payable, maturity, or redemption date. Non-cash distributions other than those in the nature of stock splits or stock dividends shall be paid to Lender's Agent for the Account of the Relevant Lender as soon as possible under the best efforts of Borrower. Accordingly, Borrower shall either: (i) redeliver the Borrowed Securities in time to allow the respective Relevant Lender to participate in rights, fees or other benefits which attach to the Borrowed Securities as described in this Section 2; or (ii) exercise such rights, fees or other benefits as directed by Lender's Agent. Furthermore, in the event a re-registration process is necessary in order to transfer such rights, fees or other benefits, and a Loan is terminated prior to the applicable record/payable date but not sufficiently prior to the record/payable date to enable Lender's Agent to re-register the Borrowed Securities in its own name, Borrower is to forward, and/or act on Lender Agent's behalf in accordance with Lender Agent's instructions with respect to, all rights, fees and other benefits on the Borrowed Securities.

      2.4 With respect to Section 2.3(k) above, Lender's Agent may, at its sole option, (A) direct Borrower to purchase additional securities or (B) terminate the Loan of specified securities so that Lender's Agent may exercise its purchase rights. In the case of option (A) under the next preceding sentence, Borrower may elect either (i) to retain such additional securities as part of its Loan, in which case Lender's Agent and Borrower shall make such arrangements as are necessary to provide that Borrower has adequate funds to purchase such additional securities and that the Loan of such additional securities is collateralized as required herein; or, (ii) to deliver such additional securities to Lender's Agent (on the date specified by Lender's Agent). In the case of option (B) under the second preceding sentence, the applicable provisions of this Agreement regarding termination of Loans shall apply.

      Non-cash distributions which are in the nature of stock splits or stock dividends and which are received by Borrower shall be added to the Borrowed Securities and shall be considered such for all purposes, except that: (i) if the Borrowed Securities have been returned to Lender's Agent or if Borrower is in Default hereunder, Borrower shall forthwith deliver any such non-cash distributions to Lender's Agent; and (ii) Lender's Agent may direct Borrower, upon no less than six Business Days' notice prior to the date of such a non-cash distribution, to deliver the same to Lender's Agent on the Business Day next following the date of such non-cash distribution.

3.    Deliveries and Treatment of Collateral.

      3.1 Simultaneous to or prior to the transfer of Borrowed Securities hereunder, Borrower shall deliver to Lender's Agent Collateral in an amount not less than the applicable Margin Percentage of the current Market Value of the Borrowed Securities. The Collateral shall be delivered by one or more of the following methods, as agreed to by the parties pursuant to Section 1.1: (a) Borrower delivering Securities to Lender's Agent, (b) Borrower delivering funds to the Lender's Agent for the Account of the Relevant Lender, (c) Borrower transferring funds by wire, (d) Borrower delivering to Lender Agent, or causing to be credited to Lender Agent's account at a Clearing Organization, a certified or official bank check representing New York Clearing House funds, (e) Borrower delivering to Lender's Agent an irrevocable letter of credit issued by mutually acceptable "bank" (as defined in Section 3(a)(6)(A)-(C) of the Securities Exchange Act of 1934) that is not an Affiliate of Borrower, (f) Borrower delivering U.S. Securities through the Federal Reserve book-entry system to the account of Lender's Agent at the Federal Reserve Bank of Boston, (g) Borrower delivering federal funds to the Lender Agent's account at the Federal Reserve Bank of Boston or at a Clearing Organization, (h) Borrower delivering non-cash Collateral through any Clearing Organization agreed to by the parties, and/or
(i) Borrower delivering to Lender's Agent, one or more other types of Collateral as the Parties may agree.

      As further security for the due and punctual performance by Borrower of any and all of its obligations to Lender's Agent hereunder, Borrower hereby grants and transfers to Lender's Agent a lien upon and a security interest in any and all property (together with the proceeds thereof) in which the Borrower at any time has rights and which at any time has been delivered, transferred, or deposited in or credited to an account with, the Lender's Agent or otherwise at any time is in the possession or under the control or recorded on the books of the Lender's Agent, provided such property is delivered as collateral for a Loan hereunder or under any other loan agreement with the Relevant Lender, including (without limitation) any property which may be in transit by mail or carrier for such purpose, or converted or affected by any documents in the Lender Agent's possession for such purpose.

      3.2 With respect to each Loan, the Collateral delivered by Borrower to Lender's Agent, as adjusted pursuant to Section 4 below, shall be security for the due and punctual performance by Borrower of any and all of its obligations to Lender's Agent on behalf of the Relevant Lender hereunder now or hereafter arising, and Borrower hereby pledges with, assigns to, and grants to Lender's Agent on behalf of the Relevant Lender a continuing first security interest in, and a lien upon, the Collateral and its proceeds. Borrower shall make appropriate notations on its books and records so as to ensure the validity of such security interest. Such first security interest shall attach upon the delivery of the Collateral to Lender's Agent, shall survive the termination of this Agreement, and shall cease only upon the return of the Collateral to Borrower subsequent to the return of the Borrowed Securities to Lender's Agent. In addition to the rights and remedies given to Lender's Agent hereunder, Lender's Agent, on behalf of the Relevant Lender, shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts.

      3.3 Borrower understands that Lender's Agent may use or invest the Collateral, to the extent that such Collateral consists of cash. Such use or investment shall be at the risk of the Relevant Lender and, subject to the payment of an agreed rebate fee pursuant to Section 5.2, and any other fees payable hereunder, the Relevant Lender shall be entitled to retain all income and profits therefrom and shall bear all losses therefrom. Except as provided in
Section 10, neither Lender's Agent nor any Lender may pledge, repledge, hypothecate, rehypothecate, lend, or relend the Collateral, to the extent such Collateral consists of other than cash. However, Lender's Agent may commingle and hold non-cash Collateral in bulk.

      3.4 With the approval of Lender's Agent, Borrower may at any time substitute for any Securities held by Lender's Agent as Collateral for the Borrowed Securities other Collateral with respect to the Borrowed Securities of equal current Market Value to the Securities for which it is to be substituted. Prior to the maturity of any U.S. Security (as defined in Section 12) that is delivered to Lender's Agent as Collateral, Borrower shall replace such U.S. Security with other Collateral acceptable to Lender's Agent and of equal current Market Value to the U.S. Security for which it is to be substituted. Substituted collateral shall be considered Collateral for all purposes hereof.

      3.5 Borrower shall be entitled to receive all distributions made on or in respect of non-cash Collateral the payable dates for which are during the term of a Loan and which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been delivered to Lender's Agent; provided, however, that the amount, type or value of such distribution which Borrower is entitled to receive hereunder shall not exceed the amount, type and value received by State Street or its agents. Any distributions made on or in respect of such Collateral which Borrower is entitled to receive under this section shall be paid in the same currency as such distribution is paid by the issuer, by Lender's Agent, acting on behalf of the Relevant Lender, to Borrower forthwith upon receipt thereof by Lender's Agent, so long as Borrower has not committed a Default at the time of such receipt. Cash dividends and other distributions shall be paid gross of any withholding taxes. Borrower acknowledges that distributions on non-cash Collateral may be afforded different treatment than Borrower would have been so entitled had it not delivered the Collateral to Lender's Agent, and agrees not to claim Lender's Agent or any Relevant Lender for any disparate treatment as a result of its receiving the distribution from Lender' Agent (as opposed to a distribution from issuer directly).

      3.6 Except as provided in Sections 10 and 11 hereunder, Lender's Agent shall be obligated to return the Collateral to Borrower upon the return to Lender's Agent of the Borrowed Securities.

4.    Marks to Market: Maintenance of Collateral.

      4.1 Borrower shall daily mark to market any Loans hereunder and in the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender's Agent with respect to any Loan hereunder shall be less than the Margin Percentage of the Market Value of all Borrowed Securities outstanding with respect to such Loan, Borrower shall deliver to Lender's Agent for the benefit of the Relevant Lender additional Collateral by the close of the next Business Day so that the Market Value of the additional Collateral when added to the Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Such additional Collateral shall be delivered as provided in Section 3.1 above.

      4.2 In the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender's Agent with respect to any Loan hereunder shall be less than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Lender's Agent may, by oral notice to Borrower, demand that Borrower deliver to Lender's Agent for the benefit of the Relevant Lender additional Collateral such that the Market Value of such additional Collateral when added to the Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Except as provided below, such delivery is to be made by the close of business on the day of Lender's Agent's notice to Borrower if such notice is given before 11:30 a.m. on a Business Day, or on the next Business Day if agreed to between the Parties. If Lender's Agent's notice is given after 11:30 a.m. on a Business Day or is given on a day other than a Business Day, such delivery is to be made by the close of business of the next Business Day, unless such notice has been superseded by a proper demand made pursuant to Section 4.3 before 11:30 a.m. of that next Business Day. Such Collateral shall be delivered as provided in Section 3.1 above. If the transfer of Collateral is to occur outside the United States, such delivery is to be made not later than the time on such day that is customary in such location.

      4.3 In the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender's Agent with respect to any Loan hereunder shall be greater than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Borrower may, by oral notice to Lender's Agent, demand that Lender's Agent deliver to Borrower such amount of Collateral as may be selected by Borrower, so long as the Market Value of the remaining Collateral equals at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Except as provided below, such delivery is to be made by the close of business on the day of Borrower's notice to Lender's Agent if such notice is given before 11:30 a.m. on a Business Day, or on the next Business Day if agreed to between the Parties. If Borrower's notice is given after 11:30 a.m. on a Business Day or is given on a day other than a Business Day, such delivery is to be made by the close of business of the next Business Day, unless (a) such notice has been superseded by a proper demand made pursuant to Section 4.2 or this Section 4.3 given before 11:30 a.m. of that next Business Day, or (b) additional Collateral is required to be delivered on that next Business Day pursuant to Section 4.1. Such Collateral shall be delivered as provided in
Section 3.1 above. If the transfer of Collateral is to occur outside the United States, such delivery is to be made not later than the time on such day that is customary in such location.

5.    Fees and Investment of Cash Collateral.

      5.1 When an agreement to lend securities is made, Lender's Agent and Borrower shall agree on the basis of compensation to be paid in respect of the Loan.

      5.2 To the extent that a Loan of Borrowed Securities is collateralized by cash, the parties hereby agree that Lender's Agent for the benefit of the Relevant Lender shall use and invest such cash Collateral, and that, in consideration for such right to use and invest cash Collateral, Lender's Agent, on behalf of the Relevant Lender, will pay Borrower a loan rebate fee computed daily for each such Loan and based on the amount of cash Collateral delivered with respect to such Loan. In the event Securities other than U.S. Securities are borrowed hereunder, the amount of such loan rebate fee shall be computed (a) from the first Business Day next following the day that cash Collateral is delivered to Lender's Agent to the extent that such Loan is collateralized by cash through a means other than Borrower's delivery of federal funds, and (b) from the first Business Day that cash Collateral is delivered to Lender's Agent, to the extent that the Loan is collateralized by Borrower's delivery of federal funds. Computation of such loan rebate fee shall be made daily, through and including the earliest of: (i) the date that such cash Collateral is returned to Borrower, to the extent that such Loan is collateralized by cash through a means other than Borrower's delivery of federal funds; (ii) the date next preceding the date such cash Collateral is returned to Borrower, to the extent that such Loan is collateralized by Borrower's delivery of federal funds; (iii) the date of a Default by Borrower; and (iv) the date Lender's Agent gives notice of termination pursuant to Section 8.2, provided that the parties may mutually agree that a loan rebate fee will be paid for all or an agreed upon number of days after such notice is given (but in no event for a period beyond the earliest of the dates described in clauses (i), (ii), and
(iii) of this sentence). Such loan rebate fee shall be payable before the tenth Business Day following the rendering of a correct invoice by Borrower. In the event U.S. Government Securities are borrowed hereunder, the amount of such loan rebate fee shall be computed daily from the first Business Day that cash Collateral is delivered to Lender's Agent, through and including the earliest of
(I) the date next preceding the date that such cash Collateral is returned to Borrower; (II) the date of a Default by Borrower; and (III) the date Lender's Agent gives notice of termination pursuant to Section 8.2, provided that the parties may mutually agree that a loan rebate fee will be paid for all or an agreed upon number of days, and provided the Borrower is not in Default, such loan rebate fee shall be payable upon the date the Borrowed Securities are returned to the Lender's Agent upon termination of the Loan. If requested by any party to this agreement, Lender's Agent and Borrower shall renegotiate the loan rebate fee from time to time.

      5.3 To the extent that a Loan of Borrowed Securities is collateralized by other than cash, Lender's Agent and Borrower may agree that Borrower shall pay to Lender's Agent, for the account of the Relevant Lender, a loan premium based on the par value of the borrowed securities. The amount of such loan premium shall be computed from the first Business Day that the borrowed securities are delivered to Borrower, through and including the date next preceding the date that securities identical to the Borrowed Securities are returned to Lender's Agent pursuant to Section 8 or the date that Lender's Agent makes a purchase of securities or an election to treat the Borrowed Securities as sold pursuant to Section 10.1. Any fee payable by Borrower hereunder shall be payable upon the earliest of the following: (a) the seventh Business Day of the month following the month in which the fee was incurred; or (b) immediately, in the event of a Default hereunder by Borrower; or (c) the date this Agreement is terminated.

      5.4 All necessary costs, including any and all taxes (such as, but not limited to, transfer taxes), duties (including, without limitation, stamp duties) and fees (if any), with respect to any transfers hereunder of the Borrowed Securities or Collateral shall be paid by Borrower when the same become due.

6.    Representations of the Parties.

      The parties hereby make the following representations and warranties, which shall continue during the term of any Loan hereunder;

      6.1 Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it.

      6.2 Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations, including those of applicable securities regulatory and self-regulatory agencies and organizations.

      6.3 Borrower represents and warrants for the benefit of Lender's Agent and each Lender that (a) it is a trust company duly organized and validly existing under the laws of the Commonwealth of Massachusetts, (b) it is a bank within the meaning of Section 3(a)(6)(A)-(C) of the Exchange Act, (c) it has, or will have at the time of delivery of any Collateral, the right to grant a first security interest therein subject to the terms and conditions hereof, and (d) the purposes for which it borrows securities hereunder shall not violate the laws of the Commonwealth of Massachusetts or the federal laws applicable therein.

      6.4   Borrower represents that the statements provided pursuant to Section
7.1 fairly represent its financial condition, and that there has been no material adverse change in its financial condition or the financial condition of any parent company since that date that has not been disclosed in writing to Lender's Agent. Lender's Agent represents that it has not been informed of any material adverse change in Lender's financial condition. Each Loan effected hereunder shall constitute a present representation by: (i) Borrower that there has been no material adverse change in its financial condition or the financial condition of any parent company that has not been disclosed in writing to Lender's Agent since the date of the most recent statement furnished to Lender's Agent pursuant to Section 7.1; and (ii) Lender's Agent that it knows of no material adverse change in the financial condition of any Lender that the Borrower is not aware of.

7.    Covenants.

      7.1 To the extent that Lender's Agent has provided Borrower with written statements identifying any of the Lenders as employee benefit plans subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), each request by Borrower for a Loan shall constitute a present representation that, except as disclosed in writing by Borrower to Lender's Agent, neither borrower nor any Affiliate of Borrower is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the assets of the Lender so identified that may be Borrowed Securities hereunder. Borrower hereby makes the following covenants:
Upon execution of this Agreement, Borrower shall furnish to Lender's Agent (i) the most recent available audited statement of Borrower's financial condition, and (ii) the most recent available unaudited statement of Borrower's financial condition. As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to Lender's Agent all such financial information that is subsequently available, and any other financial information or statements that Lender's Agent may reasonably request.

      7.2 Lender's Agent hereby makes the following covenants. Subject to confidentiality restrictions, if any, Lender's Agent shall furnish to Borrower, upon request, any of the following statements received from each Lender, promptly upon such receipt (i) the most recent available audited statement of such Lender's financial condition, and (ii) the most recent available unaudited statement of such Lender's financial condition. As long as any Loan is outstanding under this Agreement, Lender's Agent will promptly deliver to Borrower, upon request, all such financial information that is subsequently delivered to Lender's Agent and any other financial information or statements pertaining to a Lender and received by Lender's Agent that Borrower may reasonably request.

      7.3 Lender's Agent and Borrower hereby covenant and agree for the benefit of the Lenders that they each have adopted and implemented procedural safeguards to help ensure that all actions taken by Lender's Agent hereunder will be effected by individuals other than, and not under the supervision of, individuals who are acting in a capacity as Borrower hereunder, and that all transactions effected hereunder will take place at the same fully negotiated "arms length" prices offered to similarly situated third parties by Lender's Agent when it acts as lending agent for the various participants in its securities lending program, notwithstanding the inherent conflict of interest with respect to Loans to be effected by Lender's Agent to Borrower.

      7.4 The Borrower covenants that it shall ensure that this Agreement and all instruments of transfer of any Securities provided or returned pursuant to the terms of this Agreement have been duly stamped in accordance with all applicable legislation.

      7.5 The Borrower covenants that at all times it shall ensure compliance with those provisions of applicable law concerning the taxation of securities lending arrangements so that Lender does not incur any unnecessary tax or capital gains tax (other than income tax in respect of fees payable under this Agreement) arising out of the provision of Borrowed Securities to the Borrower and the return to Lender's Agent of Borrowed Securities.

8.    Termination of Loan without Default.

      8.1 Borrower may cause the termination of a Loan at any time by returning the Borrowed Securities to Lender's Agent.

      8.2 Lender's Agent may cause the termination of a Loan by giving notice of termination of such Loan to Borrower, prior to the close of business on any Business Day. Upon such notice, Borrower shall deliver the applicable Borrowed Securities to Lender's Agent (i) in the event U.S. Securities are loaned, no later than the close of business on the next Business Day; or (ii) in the event Securities other than U.S. Securities are loaned, no later than the earlier of
(a) the end of the customary delivery period for such Securities or (b) the third Business Day following the day on which Lender gives notice of termination of such Loan Borrower.

      8.3 Borrower's delivery of the Borrowed Securities to Lender's Agent pursuant to Section 8.1 or 8.2 shall be made by causing Lender's Agent to credit the Account of the Relevant Lender with the Borrowed Securities, by causing the Borrowed Securities to be credited to the

Account of the Relevant Lender at the applicable Clearing Organization, or, if Lender's Agent consents, by physical delivery to Lender of certificates representing the Borrowed Securities. Upon such delivery by or on behalf of Borrower, Lender's Agent shall concurrently therewith deliver the Collateral (as adjusted pursuant to Section 4) to Borrower; provided, however, that if upon the return of the Borrowed Securities there is not sufficient time for Lender's Agent to effect a return of the Collateral to Borrower's Account, Lender's Agent may return such Collateral on the next Business Day such return can be so effected.

9.    Events of Default.

      With respect to each Loan, the following shall constitute defaults hereunder (individually, a "Default")

      (a) if Lender's Agent or Borrower fails to return the relevant Borrowed Securities or Collateral as required by Section 8 hereof;

      (b) if Lender's Agent or Borrower fails to deliver or return the relevant Collateral, as required by Section 4 hereof;

      (c) if Lender's Agent or Borrower fails to make the payment of distributions with respect to such Loan as required by Section 2.3 and 3.5 hereof and such default is not cured within one Business Day of notice of such failure to Borrower or Lender's Agent, as the case may be;

      (d) if any party fails to make any payment with respect to such Loan due hereunder;

      (e) if any party, or any parent company of Borrower, or the Relevant Lender makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files or becomes subject to a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files or becomes subject to a petition seeking reorganization, liquidation, dissolution, or similar relief under any present or future law or regulation, or seeks, consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of it or any material part of its properties;

      (f) if Borrower or the Relevant Lender has its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof;

      (g) if it is found that Borrower or the Relevant Lender has made a material misrepresentation of its financial condition;

      (h) if Borrower breaches any covenants, representations, or agreements herein;

      (i) if a final judgment for the payment of money shall be rendered against Borrower and such judgment shall not have been discharged or its execution stayed pending appeal within sixty (60) days of entry or such judgment shall not have been discharged within sixty (60) days of expiration of any such stay.

10.   Lender's Remedies on Borrower's Default.

      10.1 In the event of any Default by Borrower under Section 9 hereof with respect to a Loan, Lender's Agent, on behalf of the Relevant Lender, shall have the right, in addition to any other remedies provided herein or under applicable law, to terminate all Loans of such Relevant Lender, effective immediately upon receipt of notice to that effect by Borrower, and at the option of Lender's Agent (without further notice to Borrower) with respect to any or each such Loan, either (a) to purchase a like amount of the Borrowed Securities in any market for such securities or (b) to elect to treat the Borrowed Securities as having been purchased by Borrower at a purchase price equal to the Replacement Value. Lender's Agent may apply the relevant Collateral to the payment of such purchase, after deducting therefrom all amounts, if any, due the Relevant Lender, or Lender's Agent on its behalf, from Borrower under this Agreement. In such event, Borrower's obligation to return the applicable Borrowed Securities shall terminate. Borrower shall be liable to Lender's Agent, on behalf of the
Relevant Lender, for the cost of funds which Lender's Agent, on behalf of the Relevant Lender, must advance to purchase such securities during any stay on the application of the Collateral (whether such stay is automatic or imposed by a court or any other governmental agency). In the event such purchase price or Replacement Value exceeds the amount of the Collateral, Borrower shall be liable to Lender's Agent, on behalf of the Relevant Lender, for the amount of such excess (plus all amounts, if any, due by Borrower to the Lender's Agent, on behalf of the Relevant Lender, hereunder) together with interest on all such amounts at the Prime Rate, as it fluctuates from day to day, on demand from the date of such purchase or election until the date of payment of such excess. Each Lender shall have, as security for Borrower's obligation to such Lender to pay such excess, a first security interest in or right of setoff against any property of Borrower then held by such Lender and any other amount payable by such Lender to Borrower. The purchase price of securities purchased under this
Section 10 shall include broker's fees and commissions and all other reasonable costs, fees, and expenses related to such purchase. Lender's Agent shall allocate among the Lenders and their respective Loans, in accordance with any reasonable allocation method selected by Lender's Agent, the funds received, Collateral realized upon and the costs of collection, including without limitation, the cost of purchase of replacement securities. Upon the satisfaction of all of Borrower's obligations to Lender's Agent, on behalf of the Relevant Lender hereunder, any remaining Collateral held by Lender's Agent on behalf of the Relevant Lender shall be returned to Borrower.

11.   Borrower's Remedies on or Lender's Agent Default.

      11.1 With respect to each Loan, in the event of any Default by the Relevant Lender, or by Lender's Agent by reason of the Relevant Lender's failure to perform its obligations under the terms of its Securities Lending Authorization Agreement, Borrower shall have the right to sell an amount of the Borrowed Securities applicable to the Loans from the Relevant Lender, in the principal market for such securities, that will provide proceeds equal in value to the Market Value of the Collateral on the date of Default. In such event, Borrower may retain the proceeds of such sale and the obligation of Lender's Agent to return the Collateral applicable to the Loans from the Relevant Lender shall terminate. In the

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event the sale price received from such securities is less than the value of the
Collateral, Lender's Agent shall be liable to Borrower (but only if and to the extent of the funds received from the Relevant Lender under its Securities Lending Authorization Agreement) for the amount of any deficiency (plus all amounts, if any, due to Borrower hereunder). Upon the satisfaction of all of the obligations of Lender's Agent thereunder, any remaining Borrowed Securities applicable to the Loans from the Relevant Lender shall be returned to Lender's Agent.

12.   Definitions.

For the purposes hereof:

      12.1 "Account of the Relevant Lender" shall mean, with respect to each Relevant Lender, either: (i) such Relevant Lender's sub-account reflected on the books and records of Lender's Agent within the 3E Special Account of Lender's Agent held in the Federal Reserve Book-Entry System; or (ii) an account designated on the books and records of State Street Bank and Trust Company as representing cash Collateral held by Lender's Agent as custodian on the Relevant Lender's behalf.

      12.2 "Affiliate" means (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with another person; (ii) any officer, director, or partner, or employee of such other person; and (iii) any corporation or partnership of which such other person is an officer, director or partner. For purposes of this definition the term "control" means the power to exercise a controlling influence over the management or policies of a person other than an individual.

      12.3 "Available Securities" shall mean the securities available to be loaned hereunder, as described in Section 1 hereof.

      12.4 "Borrowed Security" shall mean any "security" (as defined in the Exchange Act) which is either: (i) a U.S. Security, and is delivered as a Loan hereunder, until such security is credited through the Federal Reserve book-entry system, to the Lender's account at the Federal Reserve Bank of Boston or until the security is replaced by purchase. For purposes of the return of Borrowed Securities by Borrower pursuant to Section 8 or the purchase of securities pursuant to Section 10, such term shall include securities of the same issuer, class, and quantity as the Borrowed Securities; or (ii) not a U.S. Security and which is delivered as a Loan hereunder, until the Clearing Organization credits the Lender's accounts or the certificate for such security is delivered or otherwise accepted back hereunder or until the security is replaced by purchase, except that, if any new or different security shall be exchanged for any Borrowed Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Borrowed Security in substitution for the former Borrowed Security for which such exchange was made. For purposes of the return of Borrowed Securities by Borrower pursuant to Section 8 or the purchase of securities pursuant to Sections 10 or 11 hereunder, such term shall include securities of the same issuer, class and quantity as the Borrowed Securities, as adjusted pursuant to the preceding sentence.

      12.5 "Borrower's Account" shall mean the 3A Investment Account of State Street Bank and Trust Company held through the Federal Reserve Book-Entry System.

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      12.6  "Business  Day" shall mean any day recognized as a settlement day by the Federal Reserve Bank of Boston and on which Lender's Agent is open for business to the public.

      12.7 "Clearing Organization" means any clearing agency for the transfer of securities, the use of which is agreed to by the parties.

      12.8 "Collateral" shall mean, with respect to each Loan whether now owned or hereafter acquired, (a) that collateral delivered to Lender's Agent pursuant to Section 3 or 4, and (b) all accounts in which such collateral is deposited and all securities and the like in which all cash collateral is invested or reinvested.

      12.9  "Default" shall have the meaning set forth in Section 9 hereof.

      12.10 "Loan" shall mean a single transaction for the loan of securities hereunder by Lender's Agent to Borrower on behalf of a designated Relevant Lender.

      12.11 "Loaned Securities" shall mean securities subject to a Loan.

      12.12 "Margin Percentage" shall mean one hundred and two percent (102%) in respect of U.S. Securities or Sovereign Debt, one hundred and five percent (105%) in respect of all other Securities or such other percentage as is agreed to by the Lender's Agent and Borrower pursuant to Section 1.1.

      12.13 "Market Value" of a security shall mean the fair market value of such security (including, in the case of any Borrowed Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by Lender's Agent, or by such other independent sources as may be selected on a reasonable basis by Lender's Agent. "Market Value" of cash shall mean the notional amount thereof.

      12.14 "Prime Rate" shall mean the prime rate as quoted in The Wall Street Journal, New York Edition, for the business day preceding the date on which such determination is made. If more than one rate is so quoted, the Prime Rate shall be the average of the rates so quoted.

      12.15 "Relevant Lender" shall mean, with respect to each Loan, the Lender to whom such Loan is allocated as shown on the books of Lender's Agent maintained pursuant to Section 1.4 hereof.

      12.16 "Replacement Value" shall mean the price, including any brokerage or other expenses and accrued interest, at which a like amount of securities identical to the Borrowed Securities could be purchased in the principal market for such securities at the time of the election of Lender's Agent under Section
10.1 hereof.

      12.17 "Security" means any security (as defined in the Exchange Act) which is delivered for Loan hereunder.

      12.18 "State Street" shall mean State Street Bank and Trust Company.

      12.19 "U.S. Security" means a security issued or guaranteed by the United States government or any of its agencies.

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

13.   Indemnification.

      Borrower hereby agrees to indemnify and hold harmless each Lender and Lender's Agent from any and all damages, losses, costs, and expenses (including attorney's fees) that such Lender or Lender's Agent may incur or suffer due to the failure of the Borrower to perform its obligations under this Agreement. This right to indemnification shall survive the termination of any Loan or of this Agreement.

14.   Waivers, General.

      The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement. All waivers in respect of a Default must be in writing.

15.   Standard of Care.

      Subject to the requirements of applicable law, Lender's Agent shall not be liable with respect to any losses incurred by Borrower in connection with this Agreement except to the extent that such losses result from the negligence of Lender's Agent in the performance of its duties hereunder.

16.   Continuing Agreement; Termination: Remedies.

      It is the intention of the parties hereto that, subject to the termination provisions set forth herein, this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made by Lender's Agent to Borrower. Lender's Agent and Borrower may each at any time terminate this Agreement upon five (5) days' written notice to the other parties to that effect. The sole effect of any such termination of this Agreement will be that, following such termination, no further Loans by Lender's Agent shall be made or considered made hereunder, but the provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

17.   Notices.

      Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

           If to Lender's Agent:
                                 State Street Bank and Trust Company
                                 Two International Place
                                 Boston, Massachusetts 02110
                                 Attn: Securities Lending Department

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

           If to Borrower:
                                 State Street Bank and Trust Company
                                 Financial Markets Group
                                 225 Franklin Street
                                 Boston, Massachusetts 02110
                                 Attn: Money Markets Area

or to such other addresses as either party may furnish the other party by written notice under this section.

      Telephone and facsimile notices shall be sufficient if communicated to the party entitled to receive such notice at the following numbers:

      If to Lender's Agent:

               Telephone (617) 664-2500       Facsimile (617) 664-2660

      If to Borrower:

               Telephone: 654-6360 Facsimile 654-4270

18.   Time.

      All times specified herein shall be based on Boston time.

19.   Securities Contracts.

      Each party hereto agrees that this Agreement and the Loans made hereunder shall be a "qualified financial contracts" for purposes of Section 11 (e)(8) of the Federal Deposit Insurance Act, as amended, and any receivership or conservationship proceeding thereunder.

20.   Declaration of Trust.

      Lender's Agent hereby covenants and agrees that with respect to any Collateral delivered to Lender's Agent by Borrower hereunder, Lender's Agent shall hold such Collateral, or, in the case of cash Collateral, shall hold any securities or units representing the investment of such cash Collateral, separate and apart from Lender's Agent's assets and Lender's Agent hereby further declares that it holds such Collateral or such securities or units, as the case may be, in trust for the benefit of the Relevant Lender.

21.   Miscellaneous.

      With respect to loans of Securities to Borrower by Lender's Agent on behalf of Lenders, this Agreement supersedes any other agreement between the parties. This Agreement shall not be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this

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

Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

22.   Modification.

      This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought.

                                  BORROWER: STATE STREET BANK AND TRUST COMPANY

                                  Officer Stefan M. Gavell

                                  Title SVP and General Mgr., London Branch

                                  Signature /S/ Stefan M. Gavell
                                            ----------------------

                                  LENDER'S AGENT: STATE STREET BANK AND TRUST COMPANY

                                  Officer: Gregory W. Harmon

                                  Title:   SVP

                                  Signature: /S/ Gregory W. Harmon
                                             -----------------------

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